Exhibit 10.2

BOND SPLIT AND TRANSFER AGREEMENT

This Bond Split and Transfer Agreement (this “Agreement”) is made and entered into as of February 18, 2026 (the “Effective Date”),

BY AND BETWEEN:

1. Addentax Group Corp., a Nevada corporation, with its principal place of business at Kingkey 100, Block A, Room 4805, Luohu District, Shenzhen City, China (“Transferor”); and

2. Guang Wen Global Group Limited, a company incorporated in the British Virgin Islands, with its registered office at Intershore Chambers, Road Town, Tortola, British Virgin Islands (“Transferee”).

RECITALS

WHEREAS, the Transferor is the lawful holder of a certain unsecured note issued by Jifenbao Group Holdings Limited (the “Issuer”), with an aggregate principal amount of US$17,500,000, bearing interest at 2.5% per annum, with a one-year tenor renewable on August 24, 2024 (the “Note”);

WHEREAS, the Transferor has agreed to acquire 34,200,000 shares of common stock, $0.001 par value, of Keemo Fashion Group Ltd, a Nevada corporation listed on OTC Markets under the trading symbol “KMFG” (the “Target”), representing approximately 62.18% of the issued and outstanding shares of the Target, pursuant to a share purchase agreement entered into by the parties;

WHEREAS, the parties have agreed that the purchase consideration shall be satisfied through the transfer of a portion of the Note, specifically a principal amount of US$5,500,000 (the “Transferred Portion”), from the Transferor to the Transferee or its designated counterparty on May 1, 2026;

WHEREAS, the Issuer acknowledges and consents to the transfer of the Transferred Portion pursuant to the terms of this Agreement;

WHEREAS, the Closing of the transfer of the Transferred Portion and the acquisition of the Target shares is expected to occur on May 1, 2026 (the “Closing Date”);

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Split and Transfer of Note

1.1 The Transferor hereby irrevocably assigns, transfers, and conveys to the Transferee all of its right, title, and interest in and to the Transferred Portion.

1.2 The Transferee shall be entitled to all rights, benefits, and payments attributable to the Transferred Portion, including interest payments and repayment of principal, subject to the terms of the Note.

1.3 The remaining principal amount of the Note shall continue to be held by the Transferor.

2. Consideration

2.1 The transfer of the Transferred Portion is made as in-kind consideration for the acquisition of the Target shares pursuant to the Share Purchase Agreement.

2.2 No additional cash consideration shall be payable by the Transferee to the Transferor under this Agreement.

3. Representations and Warranties

3.1 The Transferor is a corporation duly organized, validly existing, and in good standing under the Laws of the state of Nevada. The Transferor has full corporate power and authority to enter into this Agreement to which the Transferor is a party, to carry out its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Transferor of this Agreement to which the Transferor is a party, the performance by the Transferor of its obligations hereunder and thereunder, and the consummation by the Transferor of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of the Transferor This Agreement constitute legal, valid, and binding obligations of the Transferor enforceable against the Transferor in accordance with their respective terms :

(a) It is the legal and beneficial owner of the Transferred Portion;

(b) The Transferred Portion is free and clear of any liens, charges, or encumbrances;

(c) It has full power and authority to enter into and perform this Agreement.

3.2 The Transferee is a corporation duly organized, validly existing, and in good standing under the Laws of the British Virgin Islands. The Transferee has full corporate power and authority to enter into this Agreement to which the Transferee is a party, to carry out its obligations hereunder and thereunder, and to consummate the transaction contemplated hereby and thereby. The execution and delivery by the Transferee of this Agreement to which the Transferee is a party, the performance by the Transferee of its obligations hereunder and thereunder, and the consummation by the Transferee of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of the Transferee. This Agreement to which the Transferee is a party constitute legal, valid, and binding obligations of the Transferee enforceable against the Transferee in accordance with their respective terms .

4. Issuer Acknowledgment

The Issuer acknowledges that the Transferred Portion has been transferred to the Transferee and agrees to recognize the Transferee as a holder of the Transferred Portion on the Closing Date for all purposes under the Note.

5. Closing

5.1 The transfer of the Transferred Portion shall occur on the Closing Date, which shall be mutually agreed by the parties and documented in writing.

5.2 At Closing, the Transferor shall deliver all documents, instruments, and evidence necessary to effectuate the transfer, and the Transferee shall accept the Transferred Portion and take all actions required under this Agreement.

5.3 The Closing Date shall serve as the date for all rights, entitlements, and obligations under this Agreement.

6. Notice

All notices, claims, demands, and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by email of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid, if sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 6):

If to Seller:	Intershore Chambers, Road Town Tortola British Virgin Islands
Email: huangjia970506@outlook.com
Attention: Director

with a copy (which shall not constitute notice) to:	Loeb & Loeb LLP 2206-19 Jardine House
1 Connaught Place, Central, Hong Kong
Email: lvenick@loeb.com
Attention: Lawrence S. Venick, Esq.

If to Buyer:	Kingkey 100, Block A, Room 4805,
Luohu District, Shenzhen City, China
Email: zdhong@zgyingxi.com
Attention: Chief Executive Officer

7. Further Assurances

Each party shall execute such further documents and take such further actions as may be reasonably required to effectuate the transfer contemplated herein.

8. Severability

If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement.

9. Successors and Assignment

This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. No assignment shall relieve the assigning party of any of its obligations hereunder.

10. Amendment and Modification; Waiver

This Agreement may only be amended, modified, or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No failure to exercise, or delay in exercising, any right or remedy arising from this Agreement shall operate or be construed as a waiver thereof. No single or partial exercise of any right or remedy hereunder shall preclude any other or further exercise thereof or the exercise of any other right or remedy.

11. Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to its conflict of law principles.

12. Entire Agreement

This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements or understandings, written or oral, relating to the subject matter hereof.

13. Counterparts

This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

ADDENTAX GROUP CORP.

By:
Name:	Hong Zhida
Title:	Chief Executive Officer

GUANG WEN GLOBAL GROUP LIMITED

By:
Name:	Huang Jia
Title:	Director